Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-277066, 333-282958, 333-282959, 333-284507, 333-290904 and 333-291256), Form S-3 (File Nos. 333-270383, 333-267142 and 333-264646) and Form S-8 (File Nos. 333-265843, 333-268357, 333-276824, and 333-283726) of our report dated March 13, 2026 with respect to the audited consolidated financial statements of Onconetix, Inc. appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 13, 2026